                                                                    EXHIBIT 32.1


                                  CERTIFICATION
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         I, Simon Shi, Chief Executive Officer, and I, Kenny Lo, Chief Financial Officer, of Sun Motor International, Inc. (the "Company") certify that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

         2. The information included in this quarterly report fairly present in all material respects, the financial condition and results of operations of the Company.


Date: August 21, 2007



/s/ Simon Shi
------------------------
Simon Shi,
Chief Executive Officer



/s/ Kenny Lo
------------------------
Kenny Lo,
Chief Financial Officer